UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                       June 3, 2022 (June 2, 2022)

Date of Report (Date of earliest event reported)

           International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 2, 2022, International Seaways, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company had 49,641,506 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, of which 36,889,690 shares were represented at the meeting by holders present in person or by proxy, constituting 74.31% of the shares outstanding and entitled to vote. At the Annual Meeting, stockholders elected ten directors; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2022; and approved, in an advisory vote, the compensation of the Named Executive Officers for 2021 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement. A replay of the Annual Meeting is available at www.virtualshareholdermeeting.com/INSW2022, and can also be accessed via the Company’s website.

All of the nominees for director were duly elected to serve, subject to the Company’s By-laws, as directors of the Company until the next Annual Meeting and until election and qualification of their successors. The tabulation of the votes cast for each nominee for director was as follows:

NAME OF NOMINEE FOR DIRECTOR	VOTED FOR	WITHHELD AUTHORITY TO VOTE
Doug Wheat	21,904,419	9,573,125
Timothy J. Bernlohr	21,349,730	10,127,814
Ian T. Blackley	21,599,991	9,877,553
Alexandra K. Blankenship	22,128,123	9,349,421
Randee E. Day	22,076,095	9,401,449
David I. Greenberg	21,500,810	9,976,734
Joseph I. Kronsberg	22,085,006	9,392,538
Nadim Z. Qureshi	22,095,371	9,382,173
Craig H. Stevenson, Jr.	21,333,602	10,143,942
Lois K. Zabrocky	22,120,162	9,357,382

Re-election required that the nominee receive a majority of the votes cast for his or her election. Withheld votes for the election of directors are abstentions, and are not counted as votes cast. There were 5,412,146 broker non-votes.

The resolution to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022 was ratified by a vote of 36,651,615 shares of Common Stock in favor, 39,959 shares of Common Stock against and 198,116 shares of Common Stock abstained. There were no broker non-votes of Common Stock.

The resolution to approve, in an advisory vote, the compensation of the Named Executive Officers for 2021 as described in the Compensation Discussion and Analysis section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement was approved by a vote of 21,259,651 shares of Common Stock in favor, 9,768,479 shares of Common Stock against and 449,414 shares of Common Stock abstained. There were 5,412,146 broker non-votes.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Human Resources and Compensation Committee of International Seaways, Inc. (the “Company”) and the Board of Managers of International Seaways Ship Management LLC (“ISSM”) have determined that it was in the best interests of the Company and ISSM, respectively, to terminate the International Seaways Ship Management LLC Supplemental Executive Savings Plan (the “SERP”), which is frozen to new contributions and has been frozen to new participants since November 2012, and distribute all remaining funds to participants. The committee appointed for purposes of administering the SERP (the “Committee”) further determined to make a clarifying amendment to the SERP to accommodate the distribution timing the Company and ISSM intend to follow in order to comply with applicable law and current tax guidance relevant to plan terminations, as set forth in the First Amendment to the SERP (the “First Amendment”).

On June 3, 2022, the Committee elected to terminate the SERP pursuant to its terms, as modified by the First Amendment, as set forth in the Second Amendment to the SERP. All remaining account balances in the SERP are expected to be distributed in compliance with the plan distribution requirements set forth in Treasury Regulation 1.409A 3(j)(4)(ix)(C)(3)-(4) under the general plan termination rule of Section 409A.

The foregoing description of each amendment to the SERP is qualified in its entirety by reference to the full text of the amendment set forth in Exhibit 10.1 or Exhibit 10.2, as applicable, to this Current Report on Form 8-K and incorporated herein by reference

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to International Seaways Ship Management LLC Supplemental Executive Savings Plan.

10.2	Second Amendment to International Seaways Ship Management LLC Supplemental Executive Savings Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: June 3, 2022	By:		/s/James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to International Seaways Ship Management LLC Supplemental Executive Savings Plan.
10.2	Second Amendment to International Seaways Ship Management LLC Supplemental Executive Savings Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).